Capital City Bank Group, Inc.

Reports Second Quarter 2019 Results

TALLAHASSEE, Fla. (July 23, 2019) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $7.3 million, or $0.44 per diluted share, for the second quarter of 2019 compared to net income of $6.4 million, or $0.38 per diluted share, for the first quarter of 2019, and $6.0 million, or $0.35 per diluted share, for the second quarter of 2018.  For the first six months of 2019, net income totaled $13.8 million, or $0.82 per diluted share, compared to net income of $11.8 million, or $0.69 per diluted share, for the same period of 2018.

Net income for the first six months of 2018 included tax benefits totaling $2.9 million, or $0.17 per diluted share (1Q - $1.5 million, or $0.09 per diluted share and 2Q - $1.4 million, or $0.08 per diluted share) related to 2017 plan year pension plan contributions made in 2018.

HIGHLIGHTS

•       Net interest income up 4.3% sequentially and 14.3% over prior year

•       Net interest margin of 3.85%, up 10 basis points over prior quarter

•       Average loan growth of $43 million, or 2.4% over prior quarter

•       Strong year over year growth in average deposit balances of $121 million, or 5.0%

•       Year-to-date net charge-offs at 12 basis points continues to reflect the quality of our loan portfolio

•       Repurchased 77,000 shares of our stock in the second quarter of 2019

•       Tangible equity ratio up 27 basis points sequentially to 7.83%

“I am very encouraged by our results in the first half and particularly pleased with the loan growth and margin expansion achieved in the second quarter,” said William G. Smith, Jr., Chairman, President and CEO. “Higher earning asset yields, loan growth and a phenomenal core deposit base are all contributing to higher net interest income. Credit quality continues to improve and the strength of our Florida and Georgia economies is driving continued improvement in our market demographics. Lowering our efficiency ratio is a top priority, and we have multiple strategies in place to grow revenues and manage expenses. There is more to be done, but I am pleased with our progress as we remain focused on strategies that produce long-term value for our shareowners.”

Compared to the first quarter of 2019, the $1.2 million increase in operating profit reflected a $1.1 million increase in net interest income, higher noninterest income of $0.2 million, and a $0.1 million decrease in the loan loss provision, partially offset by higher noninterest expense of $0.2 million.

Compared to the second quarter of 2018, the $3.6 million increase in operating profit was attributable to higher net interest income of $3.2 million, higher noninterest income of $0.2 million, and a $0.2 million decrease in the loan loss provision.

The increase in operating profit for the first six months of 2019 versus the comparable period of 2018 was attributable to higher net interest income of $6.4 million, higher noninterest income of $0.3 million, and a $0.1 million decrease in the loan loss provision, partially offset by higher noninterest expense of $0.3 million.

Our return on average assets (“ROA”) was 0.98% and our return on average equity (“ROE”) was 9.37% for the second quarter of 2019.  These metrics were 0.87% and 8.49% for the first quarter of 2019, respectively, and 0.84% and 8.25% for the second quarter of 2018, respectively.  For the first six months of 2019, our ROA was 0.92% and our ROE was 8.94% compared to 0.83% and 8.20%, respectively, for the same period of 2018.

Discussion of Operating Results

Tax-equivalent net interest income for the second quarter of 2019 was $26.1 million compared to $25.0 million for the first quarter of 2019 and $22.9 million for the second quarter of 2018.  For the first six months of 2019, tax-equivalent net interest income totaled $51.2 million compared to $44.9 million for the comparable period of 2018.  The increase in tax-equivalent net interest income compared to the prior quarter reflected loan growth, higher interest rates, and one additional calendar day. The year-over-year comparisons for both the second quarter and year-to-date periods were primarily driven by significant growth in our earning assets, as higher balances of noninterest bearing deposits funded loan growth.

The federal funds target rate has increased nine times since December 2015 to 2.50% by the end of December 2018. The above comparisons reflected favorable repricing of our variable and adjustable rate earning assets as a result of these rate increases.  Our overall cost of funds was 40 basis points for the second quarter of 2019, a two basis point reduction compared to the prior quarter.  The reduction in cost of funds reflected the favorable shift in our deposit mix.  Due to highly competitive fixed-rate loan pricing across most markets, we have continued to review our loan pricing and make adjustments where appropriate and prudent.

Our net interest margin for the second quarter of 2019 was 3.85%, an increase of 10 basis points compared to the first quarter of 2019 and an increase of 27 basis points over the second quarter of 2018.  For the first six months of 2019, the net interest margin increased 29 basis points to 3.80% compared to the same period of 2018. The increase in the margin as compared to all respective prior periods reflected rising interest rates and a favorable shift in our earning asset mix, which produced higher net interest income in each period.

The provision for loan losses for the second quarter of 2019 was $0.6 million compared to $0.8 million for the first quarter of 2019 and $0.8 million for the second quarter of 2018.  For the first six months of 2019, the loan loss provision was $1.4 million compared to $1.6 million in 2018.  At June 30, 2019, the allowance for loan losses of $14.6 million represented 0.79% of outstanding loans (net of overdrafts) and provided coverage of 260% of nonperforming loans compared to 0.78% and 280%, respectively, at March 31, 2019 and 0.80% and 207%, respectively, at December 31, 2018.

Noninterest income for the second quarter of 2019 totaled $12.8 million, an increase of $0.2 million, or 1.7%, over the first quarter of 2019 and a $0.2 million, or 1.8%, increase over the second quarter of 2018.  For the first six months of 2019, noninterest income totaled $25.3 million, a $0.3 million, or 1.2%, increase over the same period of 2018.  Higher mortgage banking fees and bank card fees drove the increase compared to the first quarter of 2019.  Higher wealth management fees drove the increase compared to both prior year periods and reflected higher assets under management.

Noninterest expense for the second quarter of 2019 totaled $28.4 million, an increase of $0.2 million, or 0.7%, over the first quarter of 2019 and comparable to the second quarter of 2018.  For the first six months of 2019, noninterest expense totaled $56.6 million, a $0.3 million, or 0.5% increase over the same period of 2018.  The slight increase over the first quarter of 2019 reflected higher compensation expense, primarily mid-year merit raises and commissions.  The increase for the six month period reflected higher compensation expense of $1.1 million that was partially offset by lower other real estate expense of $0.4 million and other expense of $0.4 million.  Higher base salary expense (primarily merit raises) and commissions drove the increase in compensation expense.  Lower valuation adjustments drove the reduction in other real estate expense.  The decrease in other expense primarily reflected lower professional fees.

We realized income tax expense of $4.4 million (effective rate of 25%) for the first six months of 2019 compared to an income tax benefit of $0.1 million for the same period of 2018.  During 2018, we realized tax benefits totaling $2.9 million (1Q - $1.5 million and 2Q - $1.4 million) resulting from the effect of federal tax reform on pension plan contributions made in 2018 for the plan year 2017.

Discussion of Financial Condition

Average earning assets were $2.719 billion for the second quarter of 2019, an increase of $14.4 million, or 0.5%, over the first quarter of 2019, and an increase of $164.7 million, or 6.4%, over the fourth quarter of 2018.  The change in average earning assets compared to the first quarter 2019 was primarily attributable to loan growth funded by noninterest bearing deposits, partially offset by a decline in our seasonal public fund balances.  The change in average earning assets over the fourth quarter 2018 was attributable to growth in our overnight funds position and loan portfolio, primarily funded by increases in our noninterest bearing and public fund deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $251.8 million for the second quarter of 2019 compared to an average net overnight funds sold position of $265.7 million for the first quarter of 2019 and $80.8 million for the fourth quarter of 2018.  The decrease in average net overnight funds compared to the prior quarter reflected loan growth, partially offset by runoff from the investment portfolio. The increase in average overnight funds compared to the fourth quarter of 2018 reflected growth in all deposit products except money market accounts and certificates of deposit, and a reduction in the investment portfolio, partially offset by loan growth.

Average loans increased $42.9 million, or 2.4% compared to the first quarter of 2019, and have grown $37.7 million, or 2.1% compared to the fourth quarter of 2018.  Growth over both prior periods occured in all loan types except institutional, home equity, and consumer loans.  During the second quarter of 2019, we purchased pools of adjustable rate residential loans totaling $3.9 million.  In the first quarter 2019, we purchased a $10.3 million pool of fixed and adjustable rate commercial real estate loans and a $4.4 million pool of adjustable rate residential loans.

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall loan growth.

Nonperforming assets (nonaccrual loans and OREO) totaled $6.6 million at June 30, 2019, a decrease of $0.3 million, or 4.6%, from March 31, 2019 and $2.5 million, or 27.1%, from December 31, 2018.  Nonaccrual loans totaled $5.6 million at June 30, 2019, a $0.6 million increase over March 31, 2019 and a $1.2 million decrease from December 31, 2018.  The balance of OREO totaled $1.0 million at June 30, 2019, a decrease of $0.9 million and $1.2 million, respectively, from March 31, 2019 and December 31, 2018.

Average total deposits were $2.565 billion for the second quarter of 2019, an increase of $0.7 million over the first quarter of 2019, and an increase of $153.1 million, or 6.3% over the fourth quarter of 2018.  The increase in deposits compared to the first quarter of 2019 reflected higher noninterest bearing and savings accounts, partially offset by lower public fund NOW accounts, money market accounts, and certificates of deposit balances. The increase in deposits when compared to the fourth quarter of 2018 reflected growth in all deposit products except money market accounts and certificates of deposit.  Public fund accounts typically peak in the first quarter and trend lower through the fourth quarter due to the cycle of tax receipts.  Deposit levels remain strong, and average core deposits continue to experience growth.  We monitor deposit rates on an ongoing basis as a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings decreased $2.4 million in the second quarter 2019 compared to the prior quarter, and declined $8.2 million compared to the fourth quarter of 2018. Decreases occurred in both short-term and long-term borrowings as we reduced our repurchase agreements and a portion of our match funded advances from the Federal Home Loan Bank.

Shareowners’ equity was $314.6 million at June 30, 2019, compared to $309.0 million at March 31, 2019 and $302.6 million at December 31, 2018.  Our leverage ratio was 10.64%, 10.53%, and 10.89%, respectively, on these dates.  Further, at June 30, 2019, our total risk-based capital ratio was 17.13% compared to 17.09% and 17.13% at March 31, 2019 and December 31, 2018, respectively.  Our common equity tier 1 capital ratio was 13.67% at June 30, 2019, compared to 13.62% at March 31, 2019 and 13.58% at December 31, 2018.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $3.0 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 57 banking offices and 81 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Shareowners' Equity (GAAP)		$314,595	$308,986	$302,587	$298,016	$293,571
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	229,784	224,175	217,776	213,205	208,760
Total Assets (GAAP)		3,017,654	3,052,051	2,959,183	2,819,190	2,880,278
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,932,843	$2,967,240	$2,874,372	$2,734,379	$2,795,467
Tangible Common Equity Ratio (non-GAAP)	A/B	7.83%	7.56%	7.58%	7.80%	7.47%
Actual Diluted Shares Outstanding (GAAP)	C	16,773,449	16,840,496	16,808,542	17,127,846	17,114,380
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$13.70	$13.31	$12.96	$12.45	$12.20

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

EARNINGS
Net Income	$7,325	$6,436	$6,003	$13,761	$11,776
Net Income Per Common Share	$0.44	$0.38	$0.35	$0.82	$0.69
PERFORMANCE
Return on Average Assets	0.98%	0.87%	0.84%	0.92%	0.83%
Return on Average Equity	9.37%	8.49%	8.25%	8.94%	8.20%
Net Interest Margin	3.85%	3.75%	3.58%	3.80%	3.51%
Noninterest Income as % of Operating Revenue	32.95%	33.51%	35.52%	33.23%	35.97%
Efficiency Ratio	73.02%	75.01%	80.07%	74.00%	80.57%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.36%	16.34%	16.25%	16.36%	16.25%
Total Capital Ratio	17.13%	17.09%	17.00%	17.13%	17.00%
Leverage Ratio	10.64%	10.53%	10.69%	10.64%	10.69%
Common Equity Tier 1 Ratio	13.67%	13.62%	13.46%	13.67%	13.46%
Tangible Common Equity Ratio(1)	7.83%	7.56%	7.47%	7.83%	7.47%
Equity to Assets	10.43%	10.12%	10.19%	10.43%	10.19%
ASSET QUALITY
Allowance as % of Non-Performing Loans	259.55%	279.77%	236.25%	259.55%	236.25%
Allowance as a % of Loans	0.79%	0.78%	0.78%	0.79%	0.78%
Net Charge-Offs as % of Average Loans	0.04%	0.20%	0.12%	0.12%	0.16%
Nonperforming Assets as % of Loans and ORE	0.36%	0.39%	0.52%	0.36%	0.52%
Nonperforming Assets as % of Total Assets	0.22%	0.23%	0.32%	0.22%	0.32%
STOCK PERFORMANCE
High	$25.00	$25.87	$25.99	$25.87	$26.50
Low	21.57	21.04	22.28	21.04	22.28
Close	$24.85	$21.78	$23.63	$24.85	$23.63
Average Daily Trading Volume	24,258	18,407	25,246	21,380	23,204

(1) Tangible common equity ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2019		2018
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSETS
Cash and Due From Banks	$53,731	$49,501	$62,032	$48,423	$56,573
Funds Sold and Interest Bearing Deposits	234,097	304,213	213,968	26,839	107,066
Total Cash and Cash Equivalents	287,828	353,714	276,000	75,262	163,639

Investment Securities Available for Sale	410,851	429,016	446,157	484,243	493,662
Investment Securities Held to Maturity	229,516	226,179	217,320	227,923	236,764
Total Investment Securities	640,367	655,195	663,477	712,166	730,426

Loans Held for Sale	9,885	4,557	6,869	8,297	8,246

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	265,001	238,942	233,689	239,044	222,406
Real Estate - Construction	101,372	87,123	89,527	87,672	88,169
Real Estate - Commercial	614,618	615,129	602,061	596,391	575,993
Real Estate - Residential	349,843	338,574	334,197	333,896	320,296
Real Estate - Home Equity	201,579	209,194	210,111	212,942	218,851
Consumer	288,196	296,351	295,040	294,040	285,599
Other Loans	13,131	10,430	8,018	8,167	11,648
Overdrafts	1,442	1,362	1,582	1,602	1,513
Total Loans, Net of Unearned Interest	1,835,182	1,797,105	1,774,225	1,773,754	1,724,475
Allowance for Loan Losses	(14,593)	(14,120)	(14,210)	(14,219)	(13,563)
Loans, Net	1,820,589	1,782,985	1,760,015	1,759,535	1,710,912

Premises and Equipment, Net	86,005	86,846	87,190	89,567	90,000
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	1,010	1,902	2,229	2,720	3,373
Other Assets	87,159	82,041	78,592	86,832	88,871
Total Other Assets	258,985	255,600	252,822	263,930	267,055

Total Assets	$3,017,654	$3,052,051	$2,959,183	$2,819,190	$2,880,278

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$1,024,898	$995,853	$947,858	$934,146	$937,241
NOW Accounts	810,568	887,453	867,209	713,967	778,131
Money Market Accounts	240,181	244,628	237,739	254,099	257,965
Regular Savings Accounts	371,773	372,414	358,306	352,508	354,156
Certificates of Deposit	113,684	116,946	120,744	126,496	131,697
Total Deposits	2,561,104	2,617,294	2,531,856	2,381,216	2,459,190

Short-Term Borrowings	9,753	8,983	13,541	16,644	7,021
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	7,313	7,661	8,568	12,456	12,897
Other Liabilities	72,002	56,240	49,744	57,971	54,712

Total Liabilities	2,703,059	2,743,065	2,656,596	2,521,174	2,586,707

SHAREOWNERS' EQUITY
Common Stock	167	168	167	171	171
Additional Paid-In Capital	30,751	31,929	31,058	38,325	37,932
Retained Earnings	310,247	304,763	300,177	293,254	288,800
Accumulated Other Comprehensive Loss, Net of Tax	(26,570)	(27,874)	(28,815)	(33,734)	(33,332)

Total Shareowners' Equity	314,595	308,986	302,587	298,016	293,571

Total Liabilities and Shareowners' Equity	$3,017,654	$3,052,051	$2,959,183	$2,819,190	$2,880,278

OTHER BALANCE SHEET DATA
Earning Assets	$2,719,530	$2,761,070	$2,658,539	$2,521,056	$2,570,213
Interest Bearing Liabilities	1,606,159	1,690,972	1,658,994	1,529,057	1,594,754

Book Value Per Diluted Share	$18.76	$18.35	$18.00	$17.40	$17.15
Tangible Book Value Per Diluted Share(1)	13.70	13.31	12.96	12.45	12.20

Actual Basic Shares Outstanding	16,746	16,812	16,748	17,059	17,056
Actual Diluted Shares Outstanding	16,773	16,840	16,809	17,128	17,114

(1) Tangible book value per diluted share is a non-GAAP financial measure. For additional information, including a reconcilation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Six Months Ended
	2019		2018			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018

INTEREST INCOME
Interest and Fees on Loans	$23,765	$22,616	$22,431	$21,618	$20,533	$46,381	$40,068
Investment Securities	3,393	3,513	3,478	3,472	3,156	6,906	5,918
Funds Sold	1,507	1,593	461	302	730	3,100	1,647
Total Interest Income	28,665	27,722	26,370	25,392	24,419	56,387	47,633

INTEREST EXPENSE
Deposits	1,988	2,099	1,312	1,068	995	4,087	1,863
Short-Term Borrowings	31	35	53	41	8	66	16
Subordinated Notes Payable	596	608	572	568	552	1,204	1,027
Other Long-Term Borrowings	66	72	85	92	94	138	194
Total Interest Expense	2,681	2,814	2,022	1,769	1,649	5,495	3,100
Net Interest Income	25,984	24,908	24,348	23,623	22,770	50,892	44,533
Provision for Loan Losses	646	767	457	904	815	1,413	1,560
Net Interest Income after Provision for Loan Losses	25,338	24,141	23,891	22,719	21,955	49,479	42,973

NONINTEREST INCOME
Deposit Fees	4,756	4,775	5,172	5,207	4,842	9,531	9,714
Bank Card Fees	3,036	2,855	2,830	2,828	2,909	5,891	5,720
Wealth Management Fees	2,404	2,323	2,320	2,181	2,037	4,727	4,210
Mortgage Banking Fees	1,199	993	1,129	1,343	1,206	2,192	2,263
Other	1,375	1,606	1,787	1,749	1,548	2,981	3,112
Total Noninterest Income	12,770	12,552	13,238	13,308	12,542	25,322	25,019

NONINTEREST EXPENSE
Compensation	16,437	16,349	16,322	15,891	15,797	32,786	31,708
Occupancy, Net	4,537	4,509	4,804	4,645	4,503	9,046	9,054
Other Real Estate, Net	75	363	(1,663)	347	248	438	874
Other	7,347	6,977	7,042	7,816	7,845	14,324	14,663
Total Noninterest Expense	28,396	28,198	26,505	28,699	28,393	56,594	56,299

OPERATING PROFIT	9,712	8,495	10,624	7,328	6,104	18,207	11,693
Income Tax Expense (Benefit)	2,387	2,059	2,166	1,338	101	4,446	(83)
NET INCOME	$7,325	$6,436	$8,458	$5,990	$6,003	$13,761	$11,776

PER SHARE DATA
Basic Net Income	$0.44	$0.38	$0.50	$0.35	$0.35	$0.82	$0.69
Diluted Net Income	0.44	0.38	0.50	0.35	0.35	0.82	0.69
Cash Dividend	$0.11	$0.11	$0.09	$0.09	$0.07	$0.22	$0.14
AVERAGE SHARES
Basic	16,791	16,791	16,989	17,056	17,045	16,791	17,037
Diluted	16,818	16,819	17,050	17,125	17,104	16,820	17,089

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Six Months Ended
	2019		2018			June 30,
(Dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2019	2018

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$14,120	$14,210	$14,219	$13,563	$13,258	$14,210	$13,307
Provision for Loan Losses	646	767	457	904	815	1,413	1,560
Net Charge-Offs	173	857	466	248	510	1,030	1,304
Balance at End of Period	$14,593	$14,120	$14,210	$14,219	$13,563	$14,593	$13,563
As a % of Loans	0.79%	0.78%	0.80%	0.80%	0.78%	0.79%	0.78%
As a % of Nonperforming Loans	259.55%	279.77%	206.79%	207.06%	236.25%	259.55%	236.25%

CHARGE-OFFS
Commercial, Financial and Agricultural	$235	$95	$53	$268	$141	$330	$323
Real Estate - Construction	-	-	-	-	-	-	7
Real Estate - Commercial	-	155	-	25	-	155	290
Real Estate - Residential	65	264	111	106	456	329	563
Real Estate - Home Equity	45	52	106	112	157	97	315
Consumer	520	795	728	463	509	1,315	1,204
Total Charge-Offs	$865	$1,361	$998	$974	$1,263	$2,226	$2,702

RECOVERIES
Commercial, Financial and Agricultural	$58	$74	$128	$78	$87	$132	$253
Real Estate - Construction	-	-	25	-	-	-	1
Real Estate - Commercial	100	70	13	222	15	170	138
Real Estate - Residential	223	44	106	107	346	267	430
Real Estate - Home Equity	60	32	61	47	22	92	83
Consumer	251	284	199	272	283	535	493
Total Recoveries	$692	$504	$532	$726	$753	$1,196	$1,398

NET CHARGE-OFFS	$173	$857	$466	$248	$510	$1,030	$1,304

Net Charge-Offs as a % of Average Loans (1)	0.04%	0.20%	0.10%	0.06%	0.12%	0.12%	0.16%

RISK ELEMENT ASSETS
Nonaccruing Loans	$5,622	$5,047	$6,872	$6,867	$5,741
Other Real Estate Owned	1,010	1,902	2,229	2,720	3,373
Total Nonperforming Assets	$6,632	$6,949	$9,101	$9,587	$9,114

Past Due Loans 30-89 Days	$5,443	$4,682	$4,757	$3,684	$3,472
Past Due Loans 90 Days or More	-	-	-	126	-
Classified Loans	26,406	22,219	22,889	27,039	29,583
Performing Troubled Debt Restructuring's	$18,737	$20,791	$22,084	$28,661	$29,981

Nonperforming Loans as a % of Loans	0.30%	0.28%	0.39%	0.39%	0.33%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.36%	0.39%	0.51%	0.54%	0.52%
Nonperforming Assets as a % of Total Assets	0.22%	0.23%	0.31%	0.34%	0.32%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2019			First Quarter 2019			Fourth Quarter 2018			Third Quarter 2018			Second Quarter 2018			Jun 2019 YTD			Jun 2018 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,823,311	23,873	5.25%	$1,780,406	22,718	5.18%	$1,785,570	22,556	5.01%	$1,747,093	21,733	4.94%	$1,691,287	20,625	4.89%	$1,801,977	46,591	5.21%	$1,669,571	40,261	4.86%

Investment Securities
Taxable Investment Securities	614,775	3,301	2.15	618,127	3,387	2.20	637,735	3,325	2.08	663,639	3,290	1.98	643,516	2,945	1.83	616,442	6,688	2.18	631,394	5,468	1.74
Tax-Exempt Investment Securities	29,342	116	1.58	40,575	158	1.56	50,362	193	1.54	60,952	229	1.50	72,478	266	1.47	34,928	274	1.57	78,605	584	1.49

Total Investment Securities	644,117	3,417	2.12	658,702	3,545	2.16	688,097	3,518	2.04	724,591	3,519	1.94	715,994	3,211	1.79	651,370	6,962	2.14	709,999	6,052	1.71

Funds Sold	251,789	1,507	2.40	265,694	1,593	2.43	80,815	461	2.26	63,608	302	1.88	158,725	730	1.84	258,703	3,100	2.42	199,593	1,647	1.66

Total Earning Assets	2,719,217	$28,797	4.25%	2,704,802	$27,856	4.17%	2,554,482	$26,535	4.12%	2,535,292	$25,554	4.00%	2,566,006	$24,566	3.84%	2,712,050	$56,653	4.21%	2,579,163	$47,960	3.75%

Cash and Due From Banks	51,832			53,848			52,344			49,493			50,364			52,834			51,531
Allowance for Loan Losses	(14,513)			(14,347)			(14,642)			(14,146)			(13,521)			(14,431)			(13,586)
Other Assets	254,126			252,208			257,061			256,285			258,255			253,173			259,418

Total Assets	$3,010,662			$2,996,511			$2,849,245			$2,826,924			$2,861,104			$3,003,626			$2,876,526

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$832,982	$1,623	0.78%	$884,277	$1,755	0.80%	$739,225	$995	0.53%	$733,255	$773	0.42%	$790,335	$725	0.37%	$858,488	$3,378	0.79%	$826,554	$1,384	0.34%
Money Market Accounts	237,921	265	0.45	239,516	247	0.42	248,486	216	0.34	254,440	190	0.30	255,143	166	0.26	238,714	512	0.43	250,883	269	0.22
Savings Accounts	371,716	46	0.05	364,783	44	0.05	356,723	44	0.05	352,833	43	0.05	351,664	43	0.05	368,268	90	0.05	347,847	85	0.05
Time Deposits	115,442	54	0.19	118,839	53	0.18	123,193	57	0.18	129,927	62	0.19	134,171	61	0.18	117,131	107	0.18	137,248	125	0.18
Total Interest Bearing Deposits	1,558,061	1,988	0.51%	1,607,415	2,099	0.53%	1,467,627	1,312	0.37%	1,470,455	1,068	0.30%	1,531,313	995	0.27%	1,582,601	4,087	0.52%	1,562,532	1,863	0.25%

Short-Term Borrowings	9,625	31	1.30%	11,378	35	1.26%	15,424	53	1.36%	12,949	41	1.24%	6,633	8	0.49%	10,497	66	1.28%	7,745	16	0.42%
Subordinated Notes Payable	52,887	596	4.46	52,887	608	4.60	52,887	572	4.23	52,887	568	4.20	52,887	552	4.13	52,887	1,204	4.53	52,887	1,027	3.86
Other Long-Term Borrowings	7,509	66	3.53	8,199	72	3.55	9,918	85	3.40	12,729	92	2.87	13,151	94	2.88	7,853	138	3.54	13,467	194	2.91

Total Interest Bearing Liabilities	1,628,082	$2,681	0.66%	1,679,879	$2,814	0.68%	1,545,856	$2,022	0.54%	1,549,020	$1,769	0.47%	1,603,984	$1,649	0.43%	1,653,838	$5,495	0.67%	1,636,631	$3,100	0.40%

Noninterest Bearing Deposits	1,007,370			957,300			944,748			921,817			900,643			982,473			881,433
Other Liabilities	61,611			52,070			56,445			58,330			64,671			56,867			68,796

Total Liabilities	2,697,063			2,689,249			2,547,049			2,529,167			2,569,298			2,693,178			2,586,860

SHAREOWNERS' EQUITY:	313,599			307,262			302,196			297,757			291,806			310,448			289,666

Total Liabilities and Shareowners' Equity	$3,010,662			$2,996,511			$2,849,245			$2,826,924			$2,861,104			$3,003,626			$2,876,526

Interest Rate Spread		$26,116	3.59%		$25,042	3.49%		$24,513	3.58%		$23,785	3.53%		$22,917	3.41%		$51,158	3.54%		$44,860	3.35%

Interest Income and Rate Earned(1)		28,797	4.25		27,856	4.17		26,535	4.12		25,554	4.00		24,566	3.84		56,653	4.21		47,960	3.75
Interest Expense and Rate Paid(2)		2,681	0.40		2,814	0.42		2,022	0.31		1,769	0.28		1,649	0.26		5,495	0.41		3,100	0.24

Net Interest Margin		$26,116	3.85%		$25,042	3.75%		$24,513	3.81%		$23,785	3.72%		$22,917	3.58%		$51,158	3.80%		$44,860	3.51%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate.
(2) Rate calculated based on average earning assets.